Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113632 on Form S-8 of our report dated March 30, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets), appearing in this Annual Report on Form 10-K of Cherokee International Corporation for the year ended January 2, 2005.

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 30, 2005